Exhibit 99.1

First Commonwealth Completes Acquisition of DCB Financial

INDIANA, PA, April 3, 2017 – First Commonwealth Financial Corporation (NYSE: FCF) today announced it has completed its acquisition of DCB Financial Corp (OTC PINK: DCBF), effective April 3, 2017. The Delaware Bank and Trust Company has also merged into First Commonwealth Bank. The core banking systems conversion, along with signage and account changes for clients, is expected to be completed over the weekend of May 20, 2017.

“We are pleased to complete this strategic transaction and thrilled to welcome our new shareholders, clients and team members to First Commonwealth,” said President and Chief Executive Officer T. Michael Price. “Within the next few weeks, we will combine our computer systems and branch operations. During this transition and beyond, our clients will continue to receive the same level of outstanding client service from the same bankers they’ve come to know so well.”

The acquisition, which was announced on October 3rd, 2016, includes 13 banking offices in Delaware County, Ohio, giving First Commonwealth 135 financial solution centers throughout its footprint. With $550 million in assets and $477 million in deposits as of December 31, 2016, the acquisition of DCB Financial will significantly expand First Commonwealth’s presence in Central Ohio and improve its deposit market share to No. 3 in Delaware County.

Pursuant to the merger agreement, First Commonwealth has appointed former DCB Financial director Bart E. Johnson to serve on its Board of Directors effective immediately following First Commonwealth’s 2017 Annual Meeting of Shareholders, which has been called for April 25, 2017.

“It is my pleasure to welcome Bart Johnson to First Commonwealth’s Board of Directors,” said First Commonwealth Chairman of the Board David S. Dahlmann. “Bart brings extensive leadership experience and a strong background in agriculture and communications. I am certain Bart will prove to be an invaluable resource in the boardroom and I look forward to serving alongside him.”

About First Commonwealth

First Commonwealth (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 135 banking offices in 20 counties throughout western and central Pennsylvania and northeastern and central Ohio, as well as a Corporate Banking Center in northeast Ohio and mortgage offices in Stow and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.

Forward-Looking Statements

This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.